Exhibit 99.1

Mind Medicine (MindMed) Inc. Announces Pricing of Underwritten Offering of Common Shares and Concurrent Private Placement

NEW YORK, March 7, 2024 – Mind Medicine (MindMed) Inc. (NASDAQ: MNMD) (Cboe Canada: MMED) (the “Company” or “MindMed”), a clinical stage biopharmaceutical company developing novel product candidates to treat brain health disorders, today announced the pricing of an underwritten offering of 16,666,667 common shares, no par value per share, at an offering price of $6.00 per common share. In addition, the Company has entered into share purchase agreements for a concurrent private placement of 12,500,000 common shares at a price of $6.00 per common share. All of the common shares are being sold by MindMed. Gross proceeds to MindMed from the underwritten offering and concurrent private placement, before deducting underwriting commissions, placement agent fees and other offering-related expenses, are expected to be approximately $175 million.

The private placement is with new investors Deep Track Capital and Commodore Capital. The underwritten offering includes participation from new investors Ally Bridge Group, Driehaus Capital Management, Great Point Partners, LLC, Janus Henderson Investors, Marshall Wace, Octagon Capital, Soleus Capital, Special Situations Funds, Woodline Partners LP and a leading biotechnology investor associated with one of the largest alternative asset managers.

Leerink Partners and Cantor are acting as joint bookrunning managers for the underwritten offering and placement agents for the private placement. RBC Capital Markets is acting as lead manager for the underwritten offering and placement agent for the private placement.

The underwritten offering and concurrent private placement are expected to close on or about March 11, 2024, subject to the satisfaction of customary closing conditions. The transactions are not contingent on each other. No distribution under the underwritten offering or private placement shall occur in Canada or to a person resident in Canada.

The common shares in the underwritten offering are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-264648), previously filed with the Securities and Exchange Commission (“SEC”) on May 4, 2022 and declared effective by the SEC on May 16, 2022, a related registration statement that was filed with the SEC on March 7, 2024 pursuant to Rule 462(b) under the Securities Act of 1933 (and which became automatically effective upon filing) and a base prospectus dated May 16, 2022 (the “Base Prospectus”). The common shares proposed to be issued in the concurrent private placement have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction in the United States, and may not be offered, pledged, sold, delivered or otherwise transferred, directly or indirectly, in the United States except pursuant to registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and, in each case, in compliance with applicable other securities laws.

When available, the prospectus supplement relating to and describing the terms of the underwritten offering will be filed with the SEC and also will be available on the SEC’s website at www.sec.gov or on SEDAR+’s website at www.sedarplus.ca. When available, copies of the final prospectus supplement and accompanying prospectus relating to the underwritten offering may be obtained for free from Leerink

Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com, or Cantor Fitzgerald & Co., Attention: Capital Markets, 110 East 59th Street, 6th Floor, New York, NY 10022 or by email at prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About MindMed

MindMed is a clinical stage biopharmaceutical company developing novel product candidates to treat brain health disorders. Our mission is to be the global leader in the development and delivery of treatments that unlock new opportunities to improve patient outcomes. We are developing a pipeline of innovative product candidates, with and without acute perceptual effects, targeting neurotransmitter pathways that play key roles in brain health disorders.

MindMed trades on NASDAQ under the symbol MNMD and on the Cboe Canada (formerly known as the NEO Exchange, Inc.) under the symbol MMED.

Forward-Looking Statements

Certain statements in this press release related to the Company constitute “forward-looking information” within the meaning of applicable securities laws and are prospective in nature. Forward-looking information is not based on historical facts, but rather on current expectations and projections about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. These statements generally can be identified by the use of forward-looking words such as “will”, “may”, “should”, “could”, “intend”, “estimate”, “plan”, “anticipate”, “expect”, “believe”, “potential” or “continue”, or the negative thereof or similar variations. Forward-looking information in this press release includes, but is not limited to, statements regarding the anticipated closing of the underwritten offering and the concurrent private placement. There can be no assurance that either of these offerings will close and the Company will receive the net proceeds therefrom. There are numerous risks and uncertainties that could cause actual results and the Company’s plans and objectives to differ materially from those expressed in the forward-looking information, including satisfaction of the customary closing conditions for the underwritten offering and the concurrent private placement. These forward-looking statements are based on our current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions, including the non-occurrence of the risks and uncertainties that are described in the filings made with the SEC and the applicable Canadian securities regulators or other events occurring outside of our normal course of business, and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

For Media Inquiries, please contact: media@mindmed.co

For Investor Inquiries, please contact: ir@mindmed.co

Source: Mind Medicine (MindMed) Inc.